EXHIBIT 99.2

Press Release:

Mitel Completes Its Acquisition of Vertex Networks

OTTAWA, CANADA, July 31, 2000 -Mitel Corporation (NYSE/TSE:MLT) has completed its acquisition of Vertex Networks, Incorporated, a fabless semiconductor company providing high-performance solutions for the enterprise switching and WAN access markets.

Vertex is a leader in providing integrated circuits for Layer 3 IP routing switches and in developing chipsets and software for intelligent packet switching applications. Its products encompass QoS-enabled IP switching for enterprise communications, as well as fiber to the home (FTTH) markets. Vertex is based in Irvine, CA, and has design centers in San Jose, CA, and Taiwan.

On June 6, 2000, Mitel announced its intention to acquire Vertex as part of the company's drive to provide IP-based Quality of Service (QoS) for converging networks. This step will allow Mitel to offer its customers a range of circuit- and packet-based switching technologies with assured system-wide QoS.

About Mitel

Mitel Corporation is a global provider of semiconductors and communications systems for converging voice and data networks in a rapidly evolving Internet economy. Mitel has annual revenue of $1.4 billion and employs some 6,000 people worldwide.

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risk, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

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For more information, contact:

Jacques Guerette                                Mike McGinn
Mitel Corporation                               Investor Relations
(613) 592-2122                                  (613) 592-2122
jacques_guerette@mitel.com                      mike_mcginn@mitel.com